UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 23, 2017

FORESTAR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746

(Address of principal executive offices, including zip code)

(512) 433-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.   Other Events.

On June 23, 2017, Forestar Group Inc. (“Forestar”) issued a press release announcing that its board of directors, after consultation with its outside legal and financial advisors, has determined that the binding proposal received on June 23, 2017 from D.R. Horton, Inc. to acquire 75% of the outstanding shares of Forestar’s common stock for $17.75 in cash constitutes a “Superior Proposal,” as defined in the previously announced Agreement and Plan of Merger (as amended, the “Terra Firma Merger Agreement”) among Terra Firma Merger Parent, L.P., a Delaware limited partnership (“Parent”), and Terra Firma Merger Sub, L.P., a Delaware limited partnership and a wholly owned subsidiary of Parent (“Merger Sub”), and Forestar, as amended.  Parent and Merger Sub are affiliates of Starwood Capital Group.  Forestar also announced in the press release that it had entered into the second amendment to the Terra Firma Merger Agreement providing for an increase in the per share merger consideration to be paid to Forestar’s stockholders from $15.50 per share in cash, without interest, to $16.00 per share in cash, without interest.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press Release of Forestar, issued June 23, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.

Dated: June 23, 2017	By:	/s/ Charles D. Jehl
Name: Charles D. Jehl
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Forestar, issued June 23, 2017